March 29, 1999

IBJ Funds Trust
237 Park Avenue
New York, NY 10017

            Re: IBJ Funds Trust Registration No. 33-83430 File No. 811-8738


Dear Sir or Madam:

As counsel to the IBJ Funds Trust (the "Trust"), we have reviewed Post-Effective Amendment No. 7 to the Trust's Registration Statement on Form N-1A (the "Amendment"). The Amendment is being filed pursuant to Rule 485 of the 1933 Act and it is proposed that it will become effective immediately upon filing pursuant to paragraph (b).

Based on our review, it is our view that the Amendment does not include disclosure which we believe would render it ineligible to become effective under paragraph (b) of Rule 485. In addition, it is our opinion that the securities being registered hereunder will, when sold, be legally issued, fully paid and non-assessable, and we hereby consent to the reference to our firm as Counsel in this Amendment.

                           Very truly yours,

                           /s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON

                           PAUL, WEISS, RIFKIND, WHARTON & GARRISON